    As filed with the Securities and Exchange Commission on January 12, 2001
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                               CRAIG CORPORATION
            (Exact name of registrant as specified in its charter)



          Nevada                                              95-1620188
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)


                       550 South Hope Street, Suite 1825
                             Los Angeles, CA 90071
                                (213) 239-0555
              (Address of principal executive offices) (Zip code)

                   Craig Corporation 1999 Stock Option Plan
                           (Full title of the plan)

                            Mr. Andrzej Matyczynski
                            Chief Financial Officer
                               Craig Corporation
                       550 South Hope Street, Suite 1825
                             Los Angeles, CA 90071
                                (213) 239-0555
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                       _________________________________

                                  Copies to:
                           Michael H. Margulis, Esq.
                         Duane, Morris & Heckscher LLP
                             380 Lexington Avenue
                           New York, New York 10168
                                (212) 692-1000
                       _________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                        CALCULATION OF REGISTRATION FEE


========================================================================================================
     Title of           Amount to be       Proposed maximum      Proposed maximum         Amount of
 securities to be        registered         offering price      aggregate offering       registration
    registered                               per share (1)           price (1)               fee
--------------------------------------------------------------------------------------------------------
Common Stock, par
 value $0.25 per
 share                350,000 shares           $2.8750              $1,006,250               $252

Class A Common
 Preference
 Stock, par value
 $.01 per share       700,000 shares           $2.5625              $1,793,750               $448
--------------------------------------------------------------------------------------------------------

Total                1,050,000 shares                               $2,800,000               $700
========================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Registrant's Common Stock and Class A Common Preference Stock as reported on the New York Stock Exchange on January 8, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.
     ------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission by Craig Corporation, a Nevada corporation (the "Company"), are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

          (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;

          (3) the Company's Current Reports on Form 8-K dated January 20, 2000, and January 12, 2001; and

          (4) the description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated January 12, 2001.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Item 4.  Description of Securities.
     ------   -------------------------

     Not applicable

     Item 5.  Interest of Named Experts and Counsel.
     ------   -------------------------------------

     Not applicable

     Item 6.  Indemnification of Directors and Officers.
     ------   -----------------------------------------

     Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for the indemnification of the Company's officers, directors, employees and agents against legal expenses and liabilities. These provisions are not exclusive and permit the indemnification of such persons as may also be provided in a corporation's articles of incorporation, bylaws, agreement, vote of the stockholders or disinterested directors or otherwise. Article VII of the Company's bylaws provides for the indemnification of the Company's officers, directors, employees and agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes. Additionally, the Company maintains directors and officers liability insurance on behalf of the Company's officers and directors insuring them against liability that could be incurred in such capacities or arising out of such status.

     Item 7.  Exemption from Registration Claimed.
     ------   -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
     ------   --------

     5     Opinion of Kummer Kaempfer Bonner & Renshaw

     23.1  Consent of Deloitte & Touche LLP

     23.2  Consent of Ernst & Young LLP

     23.3  Consent of  Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5)

     24    Powers of Attorney (included on signature pages).

     99 Craig Corporation 1999 Stock Option Plan (incorporated by reference to Appendix A to the Company's Proxy Statement dated
           August 30, 2000).

     Item 9.  Undertakings.
     ------   ------------

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on January 12, 2001.

                                    CRAIG CORPORATION

                                    By:    /s/ Andrzej Matyczynski
                                        --------------------------
                                         Andrzej Matyczynski
                                         Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James J. Cotter, S. Craig Tompkins and Andrzej Matyczynski, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Craig Corporation relating to the offering of shares of its Common Stock and Class A Common Preference Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Signatures                                          Title                                 Date
----------                                          ------                                ----
/s/ James J. Cotter                                 Chairman of the Board, Chief          January 12, 2001
-------------------------                           Executive Officer, and Director
James J. Cotter

/s/ S. Craig Tompkins                               Vice Chairman and Director            January 12, 2001
-------------------------
S. Craig Tompkins

/s/ Margaret Cotter                                 Director                              January 12, 2001
-------------------------
Margaret Cotter


/s/ William D Gould                                 Director                               January 12, 2001
-------------------------
William D. Gould

/s/ Gerard P. Laheney                               Director                               January 12, 2001
-------------------------
Gerard P. Laheney

/s/ Robert M. Loeffler                              Director                               January 12, 2001
-------------------------
Robert M. Loeffler

/s/ Andrzej Matyczynski                             Chief Financial Officer
-------------------------                           (Principal Financial and
Andrzej Matyczynski                                 Accounting Officer)                    January 12, 2001


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